Fourth Quarter 2018 Results February 26, 2019 CLASSIFIED – INTERNAL USE ONLY

Forward-Looking Statements Forward-looking statements in this presentation regarding the Company’s future performance, sales and guest traffic, costs, net income, EBITDA, earnings per share, restaurant openings and closures, capital expenditures, and statements under the heading “Outlook for 2019”, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s strategic initiatives, including the effectiveness of the Company’s affordability, service and operational improvement, technology, and off- premise initiatives to drive traffic and sales; the ability to increase labor productivity through alternative labor models, and to staff and train the Company’s workforce for service execution, including the complexities related to growth of multiple revenue streams in the restaurant; the success of the Company’s re-franchising efforts; the effectiveness of the Company’s marketing strategies and promotions to sustain and grow comparable restaurant sales; the cost and availability of key food products, labor, and energy; the ability to achieve anticipated revenue and cost savings from anticipated new technology systems and tools in the restaurants; the ability to develop, test, implement and increase online ordering, to-go services, catering, and other off-premise sales; the ability to achieve savings to the Company’s general and administrative expenses, which, by their nature, tend to be fixed costs; the Company’s ability to repurchase shares at all or at the times or in the amounts we currently anticipate or to achieve anticipated benefits of a share repurchase program; availability of capital or credit facility borrowings to fund the Company’s remodeling and other capital expenditures; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; the impact of federal, state, and local regulation of the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of the Company’s financial performance, identifying trends in results, and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the Appendix of this presentation or the Schedules to the Q4 press release posted on redrobin.com.

Red Robin Q4-2018 Results • Total revenues decreased 10.8%. Excluding the impact of the extra week in 2017, total revenues decreased 3.7%. • Off-premise sales increased to 10.6% of total food and beverage sales • Comparable restaurant revenue decreased 4.5% (using constant currency rates) • Comparable restaurant guest counts decreased 4.4% • Restaurant-level operating profit(1) was 19.4% compared to 20.5% in the prior year • Adjusted EBITDA(1) was $28.4 million • Loss per diluted share was $0.82 compared to earnings per diluted share of $0.68 in Q4 2017. Adjusted diluted EPS(1) were $0.43 compared to $0.78 in Q4 2017 (1) See reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures in Appendix.

Key Strategies for Regaining Momentum Our 2019 Priorities: • Stabilizing dine-in revenue by reinforcing Red Robin’s compelling Value proposition • Continue building To-Go and Catering business • Improving Guest experience and recapturing Red Robin’s known-for “Gift of Time” convenience • Implementing digital platforms and restaurant technology solutions • Selectively refranchising and reassessing real estate portfolio

Making Progress on Strengthening Performance • Grew catering and off-premise business substantially while working to stabilize dine-in business • Refined value offerings with adjusted Tavern Double line-up, introduced $10 bundle for dine-in Guests • Developed new advertising campaign to refresh brand messaging (expected to launch by mid-year 2019) • Strengthened effectiveness of Red Robin Royalty with new platform, more precise targeting of offers • Staffed to “peak the peaks” and regain competitive edge on high-quality speed of service

Moving With Urgency to Improve Performance • Refining Operations • Refreshing Marketing • Driving dine-in while growing off- premise • Making the right investments for the short-and long-term Focused on achieving stronger, sustainable results

Significant Productivity Improvement US Comp Locations Labor Productivity Improvement Year over Year 14.0% 11.8% 12.0% 10.9% 10.0% 8.0% 8.0% 6.3% 6.0% 4.0% 3.6% 2.4% 2.0% 1.6% 0.0% -0.8% -2.0% Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18

Making Progress on Operations Improvements • Efforts to date gained traction as Q4 progressed • Reductions in number of Guest walk-aways • Declines in wait times and related Guest complaints • Improvements in kitchen-time-to-table • 2019 efforts focused in five areas: • Staffing • Scheduling • Simplification • Standards • Training

Financial Update

Q4-18 Sales Highlights

	Q4-18 (12 Weeks)	Q4-17 (13 Weeks)	Change	Q4-18 YTD (52 Weeks)	Q4-17 YTD (53 Weeks)	Change
Restaurant revenue	$300.9 million	$338.2 million	-11.0%	$1.32 billion	$1.37 billion	-3.6%
Total company revenues	$306.8 million	$343.9 million	-10.8%	$1.34 billion	$1.39 billion	-3.5%
Company-owned comp revenue(1)(2)	-4.5%	2.7%		-2.6%	0.6%	
Price/Mix	-0.1%	0.8%		-1.1%	0.2%	
Guest counts	-4.4%	1.9%		-1.5%	0.4%	
Franchised comp revenue(2)	-0.9%	2.2%		-0.2%	-1.6%	
Company avg. weekly revenue/unit(1) – total	$51,709	$54,165	-4.5%	$52,303	$54,522	-4.1%
Company avg. weekly revenue/unit(1)(3) – comp	$52,075	$54,227	-4.0%	$52,855	$54,629	-3.2%
Avg. weekly restaurant level operating profit/unit(1) – comp	$10,233	$11,234	-8.9%	$10,158	$11,168	-9.0%
Operating weeks	5,819	6,235	-6.7%	25,165	25,038	0.5%
Net Sales/ sq. ft (TTM)	$439	$461	-4.7%			

(1) Calculated at constant currency rates
(2) Comparable revenue growth is calculated by comparing the same calendar weeks which, for the fourth quarter of 2017, exclude the first week of the fourth quarter of 2017 and include the last week of the fourth quarter of 2017
(3) Using the same calendar weeks as compared to the fourth quarter 2018, the average weekly sales per unit in the fourth quarter of 2017, using constant currency rates, was $54,511 resulting in a change of -4.5%. Using the same calendar weeks as compared to the fifty-two weeks ended December 30, 2018, the average weekly sales per unit for fifty-three weeks in 2017, using constant currency rates, was $54,318 resulting in a change of -2.7%

Comparable Restaurant Revenue Trend(1)



5.0%
3.0%
1.0%
-1.0%
-3.0%
-5.0%
-2.6%
-3.2%
-3.6%
-4.3%
-1.2%
0.5%
-0.1%
2.7%
-0.9%
-2.6%
-3.4%
-4.5%
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18
Q2-18
Q3-18
Q4-18

(1) Calculated at constant currency rates

Two Year Traffic Outperformance vs. Competition 7.0% 6.0% 5.8% 5.2% 5.2% 5.0% 4.0% 3.5% 3.0% 3.0% 2.5% 2.0% 1.0% 0.3% 0.2% 0.0% Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Source: Based on Black Box Intelligence Casual Dining (All Cuisine) peers as of 12/30/2018

(1)(2) Restaurant Level Operating Profit Margins 25.0% 24.0% 23.0% 22.8% 22.0% 21.3% 21.4% 21.0% 20.8% 20.5% 20.0% 20.0% 19.8% 19.4% 19.3% 19.1% 19.0% 18.6% 18.0% 17.0% 16.8% 16.0% Q1 Q2 Q3 Q4 2016 2017 2018 (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss) (2) Prior period local marketing costs have been reclassified from Other operating to Selling to conform with the current period presentation

Q4-18 Restaurant Results % of Restaurant % of Restaurant Revenue Revenue Favorable Q4-18 Q4-17 (Unfavorable) Cost of sales 23.6% 23.7% 10 bps Labor 34.7% 34.1% (60 bps) Other operating 13.6% 13.2% (40 bps) Occupancy 8.7% 8.5% (20 bps) Restaurant Level Operating Profit(1) 19.4% 20.5% (110 bps) (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss)

Adjusted EBITDA(1) $55.0 $50.0 $48.9 $45.8 $45.0 $42.4 $40.0 $35.8 $35.0 $33.5 $32.3 $29.2 $30.0 $28.8 $28.4 $26.8 $25.5 $25.0 $24.2 $20.0 $15.0 $10.0 Q1 Q2 Q3 Q4 2016 2017 2018 (1) See Appendix for reconciliation of non-GAAP Adjusted EBITDA to Net Income (Loss)

Adjusted Earnings Per Diluted Share $1.40 $1.27 $1.20 $1.00 $0.89 $0.80 $0.75 $0.78 $0.69 $0.61 $0.60 $0.46 $0.43 $0.38 $0.40 $0.35 $0.21 $0.20 $0.16 $0.00 Q1 Q2 Q3 Q4 2016 2017 2018 See Appendix for reconciliation of non-GAAP Adjusted Earnings Per Diluted Share to Earnings (Loss) Per Diluted Share

Outlook for 2019 • Comparable restaurant revenue flat to growth of 1.5% • Selling, general and administrative costs of $160 million to $164 million • Net income of $17 million to $22 million • EBITDA of $121 million to $126 million • Diluted EPS of $1.30 to $1.70 • Capital expenditures between $50 million and $60 million • Approximately five Company-owned restaurant closures, no new Company-owned restaurant openings

In Closing

Appendix

Continued Off-Premise Sales Growth US Comp Locations Off-Premise Sales as a % of Gross F&B Sales 12.0% 10.6% 10.1% 10.0% 9.4% 9.6% 8.3% 8.0% 7.6% 7.0% 6.3% 5.7% 6.0% 5.4% 4.0% 2.0% 0.0% Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18

Adjusted Net Income(1) ($ in Millions) $20.0 $18.0 $17.6 $16.0 $14.0 $12.0 $11.6 $10.3 $10.2 $10.0 $9.1 $7.9 $8.0 $6.0 $6.0 $5.4 $5.0 $4.5 $4.0 $2.7 $2.1 $2.0 $0.0 Q1 Q2 Q3 Q4 2016 2017 2018 (1) See Appendix for reconciliation of non-GAAP Adjusted Net Income to Net Income (Loss)

Cash Flow from Operations ($ in Millions) $80.0 $70.0 $70.0 $60.0 $57.0 $50.0 $42.5 $40.0 $37.5 $34.7 $35.0 $30.0 $27.6 $24.6 $20.0 $20.0 $16.9 $11.8 $10.0 $4.3 $0.0 Q1 Q2 Q3 Q4 2016 2017 2018

Q4-18 Commodity Update % of Total Market vs. Contract COGS in Q4-18 Ground beef 11.1% Market Steak fries 14.1% 100% contracted through 10/19 Poultry 9.0% 100% contracted though 1/20 Produce 7.9% 70% contracted through 10/19 Prime rib and bacon 100% contracted through 6/19 Meat 7.5% and 2/19 Bread 6.4% Frozen bread 100% contracted through 6/19 Seafood 3.2% Cod and Shrimp 100% contracted through 6/19 Fry oil 1.9% 100% contracted through 9/19

Reconciliation of Adjusted Net Income to Net Income (Loss) and Adjusted Earnings Per Diluted Share to Earnings (Loss) Per Diluted Share

($ in thousands, except per share data)

	2016				2017				2018			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net income (loss) as reported	$ 14,225	$ 7,552	$ (1,300)	$ (8,752)	$ 11,567	$ 6,931	$ 2,714	$ 8,807	$ 4,380	$ (1,874)	$ 1,709	$ (10,634)
Adjustments to net income (loss):												
Asset impairment and restaurant closure costs	825	3,860	9,321	20,420	-	1,584	-	5,330	-	9,643	-	18,483
Litigation contingencies	3,900	-	-	-	-	-	-	-	4,000		-	795
Spiral menu disposal	-	-	-	-	-	-	-	-	-	506	-	2,430
Reorganization costs	-	-	-	1,322	-	-	-	-	2,287	466	520	
Income tax (expense) benefit of adj.	(1,356)	(1,153)	(2,993)	(8,470)	-	(618)	-	(1,175)	(1,617)	(2,777)	(135)	(5,644)
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	-	-	-	-	-	-	-	(2,808)	-	-	-	-
Adjusted net income	17,594	10,259	5,028	4,520	11,567	7,897	2,714	10,154	9,050	5,964	2,094	5,430
Diluted net income (loss) per share[(1)]:												
Net income (loss) as reported	$ 1.03	$ 0.55	$ (0.10)	$ (0.68)	$ 0.89	$ 0.53	$ 0.21	$ 0.68	$ 0.34	$ (0.14)	$ 0.13	$ (0.82)
Adjustments to net income (loss):												
Asset impairment and restaurant closure costs	0.06	0.28	0.70	1.58	-	0.12	-	0.41	-	0.74	-	1.43
Litigation contingencies	0.28	-	-	-	-	-	-	-	0.30	-	-	0.06
Smallwares and spiral menu disposal	-	-	-	-	-	-	-	-	-	0.04	-	0.19
Reorganization costs	-	-	-	0.10	-	-	-	-	0.17	0.04	0.04	-
Income tax (expense) benefit of adj.	(0.10)	(0.08)	(0.22)	(0.65)	-	(0.04)	-	(0.09)	(0.12)	(0.22)	(0.01)	(0.43)
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	-	-	-	-	-	-	-	(0.22)	-	-	-	-
Adjusted EPS - diluted	$ 1.27	$ 0.75	$ 0.38	$ 0.35	$ 0.89	$ 0.61	$ 0.21	$ 0.78	$ 0.69	$ 0.46	$ 0.16	$ 0.43

(1) For the third and fourth quarters of 2016, and the second and fourth quarters of 2018, the impact of dilutive shares is included in the calculations as the adjustments for the quarter resulted in adjusted net income. In the fourth quarter of 2016, the calculation for Asset impairment and restaurant closure costs includes $0.01 related to the effect of the diluted shares on net loss per share as reported.

Restaurant Level Operating Profit Reconciliation to Income from Operations and Net Income (Loss)

($ in thousands)

	2016				2017				2018			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Restaurant revenue	$ 396,770	$ 302,117	$ 293,858	$ 287,924	$ 413,451	$ 312,351	$ 301,100	$ 338,154	$ 414,702	$ 310,392	$290,218	$300,897
Restaurant operating costs[1]:												
Cost of sales	92,325	70,831	69,447	65,646	94,607	73,903	71,642	80,203	98,515	74,874	69,003	71,112
Labor	132,984	102,847	102,294	101,107	145,519	108,422	106,205	115,286	143,015	106,476	102,322	104,449
Other operating[2]	48,587	38,986	40,834	39,319	52,064	40,057	41,454	44,734	55,025	42,668	43,612	40,779
Occupancy	32,498	24,905	25,121	24,884	33,119	25,140	25,868	28,626	35,010	26,460	26,629	26,047
Restaurant-level operating profit	90,376	64,549	56,161	56,968	88,142	64,828	55,932	69,309	83,137	59,914	48,652	58,510
Add – Franchise and other revenue[2]	7,670	4,957	4,934	4,957	7,178	4,959	4,599	5,770	6,817	4,996	4,659	5,882
Deduct – Other operating:												
Depreciation and amortization	23,951	19,159	21,468	22,117	28,044	21,173	21,258	22,070	29,193	22,323	21,819	22,036
General and administrative expenses	31,980	19,972	20,328	19,015	30,913	21,927	18,562	21,874	28,588	20,408	16,763	18,335
Selling[2]	14,843	13,862	11,830	12,803	17,050	14,361	15,152	16,818	17,730	15,209	12,017	17,408
Pre-opening and acquisition costs	2,372	2,238	2,382	1,033	1,855	1,377	1,503	835	1,137	569	387	-
Other charges[2]	4,725	3,860	9,321	21,742	-	1,584	-	5,330	6,287	10,615	520	21,708
Total other operating	77,871	59,091	65,328	76,710	77,862	60,422	56,475	66,927	82,935	69,124	51,506	79,487
Income (loss) from operations	20,175	10,415	(4,235)	(14,785)	17,458	9,366	4,056	8,152	7,019	(4,214)	1,805	(15,095)
Interest expense, net and other	1,638	1,486	1,612	2,046	2,984	2,453	2,032	2,543	3,407	2,385	2,295	2,838
Income tax expense (benefit)	4,312	1,377	(4,547)	(8,079)	2,907	(18)	(690)	(3,198)	(768)	(4,725)	(2,199)	(7,299)
Net income (loss)	14,225	7,552	(1,300)	(8,752)	11,567	6,931	2,714	8,807	4,380	(1,874)	1,709	(10,634)

(1) Excluding depreciation and amortization, which is shown separately.

(2) Certain amounts presented in prior periods have been reclassified to conform with the current period presentation.

EBITDA and Adjusted EBITDA Reconciliation to Net Income (Loss) ($ in thousands) 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Net income (loss) as reported $ 14,225 $ 7,552 $ (1,300) $ (8,752) $ 11,567 $ 6,931 $ 2,714 $ 8,807 $ 4,380 $ (1,874) $ 1,709 $ (10,634) Adjustments to net income (loss): Income tax expense (benefit) 4,312 1,377 (4,547) (8,079) 2,907 (18) (690) (3,198) (768) (4,725) (2,199) (7,299) Interest expense, net 1,655 1,555 1,822 2,161 3,249 2,626 2,222 2,821 3,277 2,458 2,390 2,550 Depreciation and amortization 23,951 19,159 21,468 22,117 28,044 21,173 21,258 22,070 29,193 22,323 21,819 22,036 EBITDA $ 44,143 $ 29,643 $ 17,443 $ 7,447 $ 45,767 $ 30,712 $ 25,504 $ 30,500 $ 36,082 $ 18,182 $ 23,719 $6,653 Asset impairment and restaurant 825 3,860 9,321 20,420 - 1,584 - 5,330 - 9,643 - 18,483 closure costs Litigation contingencies 3,900 - - - - - - - 4,000 - - 795 Smallwares and spiral menu disposal - - - - - - - - - 506 - 2,430 Reorganization costs - - - 1,322 - - - - 2,287 466 520 - Adjusted EBITDA $ 48,868 $ 33,503 $ 26,764 $ 29,189 $ 45,767 $ 32,296 $ 25,504 $ 35,830 $ 42,369 $ 28,797 $ 24,239 $ 28,361